YOU On Demand Announces New Chief Financial Officer and
New Executive Appointment
Q4/FY 2015 Earnings Call Time Changed to 4:30pm, March 30

(New York, NY, 3/28/2016) YOU On Demand Holdings, Inc. (NASDAQ: YOD) ("YOU On Demand" or "YOD" or the “Company”), a leading Video On Demand ("VOD") service provider in China, delivering Hollywood movies & premium content to TV and mobile screens, announced today that Ms. Mei Chen is joining the Company as its new Chief Financial Officer (CFO), effective April 1, 2016. In addition, Mr. Bing Yang, will become President of YOU On Demand’s newly formed, E-Commerce division, effective April 26, 2016.

Both the new hires and the new E-Commerce division will be discussed on the Q4 and FY 2015 Earnings Conference Call. It should be noted that the earnings call, originally scheduled for March 30, 2016 at 8:00 AM EST, is now scheduled for March 30, 2016 at 4:30 PM EST.

Both Ms. Chen and Mr. Yang come to YOU On Demand with vast experience and as accomplished professionals and leaders in their respective fields. Ms. Chen has worked at several large multi-national companies during her career including Cisco, Nokia and most recently, Microsoft China. In addition to her twenty plus years of management and operating experience, she brings with her a keen understanding and extensive background in corporate finance, financial planning and analysis, treasury, strategic planning, risk management, controls and compliance.

Ms. Chen holds a Bachelor’s Degree from the Harbin Institute of Technology, a Bachelor’s Degree in Accounting from The People’s University of China in Beijing and an MBA in Finance from Hong Kong Chinese University.

Mr. Yang, a result-driven technology entrepreneur focused on long-term, repeatable success, joins YOU On Demand with a wide range of experience in research & development, product development and sales and marketing. Most recently as the CEO of KJT, a pioneer in cross border e-commerce in China, he was responsible for the entire online retailer strategy and operations including marketing, sales, logistics, warehousing, payment, IT, customer service and supply management. Prior to KJT, Mr. Yang held various executive level positions throughout his thirty-year career at companies such as Cisco and Convergent Networks, a pioneer in VoIP technologies.

Mr. Yang earned a Bachelor of Science in Electrical Engineering from the University of Texas at Austin and a Master of Science in Electrical Engineering from the University of New Hampshire.

“We are extremely pleased with these two new additions to the YOU ON Demand team who will make an immediate impact to our organization's goals,” said Mingcheng Tao, CEO. “They are both incredibly capable executives who bring talent, value and expertise to their individual roles. Ms. Chen will be a tremendous asset to YOU On Demand and will lead the implementation of a significantly streamlined, more flexible cost structure and operating model, while enabling us to focus on our highest-potential growth opportunities. Mr. Yang, with his strong track record of value creation and focus on driving growth, profitability and operational excellence, fits well with our vision to achieve bold strategic initiatives, specifically in the area of e-commerce.”

About YOU On Demand Holdings, Inc. (http://corporate.yod.com)

YOU On Demand (NASDAQ: YOD), is a leading multi-platform entertainment service company delivering premium content, including leading Hollywood movie titles, to customers across China via Subscription Video On Demand and Transactional Video On Demand. The Company has secured alliances with leading global media operators and content developers. YOU On Demand has content distribution agreements in place with many of Hollywood's top studios including Disney Media Distribution, Paramount Pictures, NBC Universal, Twentieth Century Fox Television Distribution, Miramax, as well as a broad selection of the best content from Chinese filmmakers. The Company has a comprehensive end-to-end secure delivery system, governmental partnerships and approvals and offers additional value-added services. YOU On Demand has strategic partnerships with the largest media entities in China, a highly experienced management team with international background and expertise in Cable, Television, Film, Digital Media, Internet and Telecom. YOU On Demand is headquartered in both New York, NY and Beijing, China.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," “will” or similar expressions, involve known and unknown risks and uncertainties. The forward-looking statements in this release include statements regarding the impact of the new officers on the Company’s goals, the Company’s future growth opportunities and strategic initiatives . Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

CONTACT:
JasonFinkelstein
YOUOnDemand
212-206-1216
jason.finkelstein@yod.com
@youondemand
corporate.yod.com